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                                                                   Exhibit 10.10

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 1st day of May, 1998 (the "Effective Date"), between Industrial Fabrication & Repair, Inc., a Tennessee corporation ("Company"), whose principal place of business is 2415 Sycamore Drive, Knoxville, Tennessee 37921, Coventry Industries, Inc., a Florida corporation ("Coventry") (formerly known as "Workforce Systems Corporation"), whose principal place of business is located at 7777 Glades Road, Suite 211, Boca Raton, Florida 33434, and Lester E. Gann, an individual ("Employee"), who resides in Knoxville, Knox County, Tennessee.

         WHEREAS, the Company is a Tennessee corporation engaged in the manufacture of specialized contracting for machinery, tools and design work related thereto (the "Business"); and

         WHEREAS, the Company desires to employ Employee and Employee desires to be in the employ of the Company; and

         WHEREAS, the Company has established a valuable reputation and goodwill in its business, with expertise in all aspects of the Business; and

         WHEREAS, Coventry is the parent corporation of the Company, having previously acquired all of the issued and outstanding capital stock of the Company from Employee, subject to certain understandings and agreements between the parties, and the parties now desire to incorporate those provisions into this Agreement; and

         WHEREAS, Employee, by virtue of Employee's employment with the Company, is familiar with and possessed with the manner, methods, trade secrets and other confidential information pertaining to the Business.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the parties do hereby agree as follows:

1. Recitals. The above recitals are true, correct, and are herein incorporated by reference.

2. Employment. The Company hereby employs Employee, and Employee hereby accepts employment with the Company, upon the terms and conditions hereinafter set forth.

3. Authority and Power During Employment Period.

3.1. Duties and Responsibilities. During the term of this Agreement, Employee shall serve in a management position with the Company as President of the Company and shall have such operating supervision over property, business and affairs of the Company, as directed by the Board of Directors of the Company.

3.2 Time Devoted. Throughout the term of the Agreement, Employee shall devote substantially all of Employee's business time and attention to the business and affairs of the Company consistent with Employee's position with the Company, except for reasonable vacations, or illness or incapacity.

4. Term. The Term of employment hereunder shall be for a term of three (3) years commencing on the Effective Date as set forth above, unless sooner terminated pursuant to Section 6 of this Agreement.

5. Compensation and Benefits.

5.1 Signing Bonus. In consideration for entering into this Agreement, the Company hereby agrees to pay to Employee a bonus of 100,000 shares of Coventry Industries pursuant to Coventry's Employee Stock Option Plan at a price equal to ten cents ($.10) per share. The shares are to be paid as follows: 30,000 shares upon signing of the contract, 35,000 shares upon the first anniversary, and 35,000 shares upon the second anniversary of the contract. The issuance of these shares will be accelerated by any event that causes a change in control of the parent company as defined in paragraph 10.1 of this agreement.

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5.2 Salary. Employee shall be paid a base salary in the amount of One Hundred
Thousand and No/100 Dollars ($100,000.00) (the "Base Salary"), payable on a bi-weekly basis. In the second full year of employment the Employee's Base Salary shall increase to One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00) annually payable on a bi-weekly basis. During the third full year of employment the Employee's Base Salary shall be One Hundred Twenty Five Thousand and No/100 Dollars ($125,000.00) annually payable on a bi-weekly basis.

5.3 Performance-based Bonus. As additional compensation, Employee may be entitled to receive a performance-based bonus (the "Bonus"), as determined by the Board of Directors of the Company.

5.4 Employee Benefits. Employee shall be entitled to participate in all benefit programs of the company currently existing or hereafter made available to other salaried employees, including, but not limited to, pension and other retirement plans, group life insurance, hospitalization, surgical and major medical coverage, sick leave, salary continuation, vacation and holidays, long-term disability, and other fringe benefits.

5.5 Business Expense Reimbursement. During the Term of employment, Employee shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred by Employee (in accordance with the policies and procedures established by the Company for its managers) in performing services hereunder, provided Employee properly accounts therefor. Expenses in excess of $ 1000 individually or $ 10,000 in the aggregate shall require approval of the Board of Directors.

6. Consequences of Termination of Employment.

6.1 Death. In the event of the death of Employee during the Term of the Agreement, Base Salary shall be paid to Employee's designated beneficiary, or, in the absence of such designation, to the estate or legal representative of Employee for a period of thirty (30) days from and after the date of death. Other death benefits will be determined in accordance with the terms of the Company's benefit programs and plans.

6.2 Disability. In the event of Employee's disability, Employee shall be entitled to compensation in accordance with the Company's disability compensation practice for its senior officers. "Disability," for the purposes of this Agreement, shall be deemed to have occurred in the event (1) Employee is unable by reason of sickness or accident, to perform Employee's duties under this Agreement for an aggregate of 180 days in any twelve-month period or 90 consecutive days, or (2) Employee has a guardian of the person or estate appointed by a court of competent jurisdiction. Termination due to disability shall be deemed to have occurred upon the first day of the month following the determination of disability as defined in the preceding sentence.

6.3 Termination by the Company for Cause.

            (1) Nothing herein shall prevent the Company from terminating Employee's employment for "Cause," as hereinafter defined. Employee shall continue to receive salary only for the period ending with the date of such termination as provided in this Section 6.3. Any rights and benefits Employee may have with respect to any other compensation shall be determined in accordance with the terms of such other compensation arrangements, benefit plans or programs.

            (2) "Cause" shall mean (1) committing or participating in an injurious act of fraud, gross neglect, misrepresentation, embezzlement or dishonesty against the Company; (2) committing or participating in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company, monetarily or otherwise; (3) engaging in a criminal enterprise involving moral turpitude; (4) an act or acts (I) constituting a felony under the laws of the United States or any state thereof or (ii) if applicable, loss of any state or federal license required for the Employee to perform the Employee's material duties or responsibilities for the Company; or (5) any assignment of this Agreement by the Employee in violation of
Section 12.6 of this Agreement.

            (3) Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a notice of termination stating that the Employee committed one of the types of conduct set forth in this
Section 6.3 and specifying the particulars thereof.



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7. Covenant Not to Compete and Non-Disclosure of Information.

7.1 Covenant Not to Compete. Except as set forth in this Agreement, the Employee acknowledges and recognizes that the highly competitive nature of the Company's business constitutes a substantial asset of the Company having been acquired through considerable time, money and effort. Accordingly, in consideration of the execution of this Agreement, the Employee agrees to the following:

            (1) That during the Restricted Period (as hereinafter defined) and within the Restricted Area (as hereinafter defined), the Employee will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities (as hereinafter defined), whether as an officer, director, proprietor, employer, partner, independent contractor, shareholder (other than as a holder, solely as an investment, of less than one percent (1%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise.

            (2) That during the Restricted Period and within the Restricted Area, Employee will not, directly or indirectly, compete with the Company by soliciting, inducing or influencing any of the Company's clients which have a business relationship with the Company during the Restricted Period to discontinue or reduce the extent of such relationship with the Company.

            (3) The during the Restricted Period and within the Restricted Area, Employee will not (1) directly or indirectly recruit, solicit or otherwise influence any employee or agent of the Company to discontinue such employment or agency relationship with the Company, or (2) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the Business Activities of the Company (the "Competitive Business") to employ or seek to employ for any Competitive Business any person who is then (or was at any time within six (6) months prior to the date Employee or the Competitive Business employs or seeks to employ such person) employed by the Company.

            (4) That during the Restricted Period Employee will not interfere with, or disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company and any customer, employee or agent of the Company.

7.2 Non-Disclosure of Information. Employee acknowledges that the Company's trade secrets, private or secret processes, methods and ideas, as they exist from time to time, customer lists and information concerning the Company's Business Activities, including products, services, training methods, development, technical information, marketing activities and procedures, credit and financial data concerning the Company (the "Proprietary Information") are valuable, special and unique assets of the Company, access to and knowledge of which are essential to the performance of Employee hereunder. In light of the highly competitive nature of the industry in which the Company's Business Activities are conducted, Employee agrees that all Proprietary Information, heretofore or in the future obtained by Employee as a result of Employee's association with the Company, shall be considered confidential.

            In recognition of this fact, Employee agrees that Employee, during the Restricted Period, will not use or disclose any of such Proprietary Information for Employee's own purposes or for the benefit of any person or other entity or organization (except the Company) under any circumstances unless such Proprietary Information has been publicly disclosed generally or, unless upon written advice of legal counsel reasonably satisfactory to the Company, Employee is legally required to disclose such Proprietary Information. Documents (as hereinafter defined) prepared by Employee or that come into Employee's possession during Employee's association with the Company are and remain the property of the Company, and when this Agreement terminates, such Documents shall be returned to the Company at the Company's principal place of business, as provided in the Notice provision of this Agreement.

7.3 Documents. "Documents" shall mean all original written, recorded, or graphic matters whatsoever, any and all copies thereof, including, but not limited to: papers; books; records; tangible things; correspondence; communications; telex messages; memoranda; work-papers; reports; affidavits; statements; summaries; analyses; evaluations; client records and information; agreements; agendas; advertisements; instructions; charges; manuals; brochures; publications; directories; industry lists; schedules; price lists; client lists; statistical records; training manuals; computer printouts; books of account, records and invoices reflecting business operations; and all things similar to any of the foregoing however denominated. In all cases where originals are not available, the term "Documents" shall also mean identical copies of original documents or non-identical copies thereof.

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7.4 Restrictive Period. The "Restrictive Period" shall be deemed to be twelve
(12) months following termination of this Agreement.

7.5 Restricted Area. The Restricted Area shall be deemed to mean within the United States of America.

7.6 Business Activities. "Business Activities" shall be deemed to include any business activities concerning the manufacture of thawing trays and other new products developed by Naturale Home Products, Inc., and any additional new business activities which the Company or any of its affiliates may engage in during the term of this Agreement which Coventry shall bring to the Company and which have not historically been engaged in by the Company prior to such introduction by Coventry. Business activities which the Company has heretofore traditionally been engaged in shall not be considered as Business Activities for purposes of this Agreement.

7.7 Covenants as Essential Elements of this Agreement. It is understood by and between the parties hereto that the foregoing covenants contained in Sections
7.1 and 7.2 are essential elements of this Agreement, and that but for the agreement by the Employee to comply with such covenants, the Company and Coventry would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed to be agreements independent of any other provisions of this Agreement. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of such covenants against the Employee.


            In the event Employee shall be in violation of the aforementioned restrictive covenants, the time limitation thereof with respect to the defaulting party shall be extended for a period of time equal to the period of time during which breach or breaches should occur; and in the event Company should require or seek relief from breach in any court or other tribunal, any covenant shall be extended for a period of time equal to the pendency of such proceeding, including appeals thereof.

7.8 Survival After Termination of Agreement. Notwithstanding anything to the contrary contained in this Agreement, the covenants in Section 7.1 and 7.2 shall survive the termination of this Agreement and the Employee's employment with the Company.

7.9 Remedies.

            (1) Employee acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Section 7.1 or
7.2 herein would be inadequate and that the breach shall be deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach by the Employee of any of the provisions of Section 7.1 or 7.2, the Employee agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, all rights of Employee to payment or otherwise under this Agreement and all amounts then or thereafter due to Employee from the Company under this Agreement may be terminated and the Company, without posting any bond, shall be entitled to obtain, and Employee agrees not to oppose, the Company's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

            (2)  Employee   acknowledges   that  the  granting  of  a  temporary
injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of Section 7.1 or 7.2 and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with the Company. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

8. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to Employee or Employee's estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other arrangements pursuant to which it is satisfied that such tax and other payroll obligations will be paid in a manner complying with applicable law or regulation.



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9. Coventry's Representations and Warranties. Coventry represents and warrants that it is the owner of all of the issued and outstanding capital stock of the Company and that it owns said stock free and clear of any liens, security interests, warrants, options, claims or other encumbrances. Coventry, as the parent corporation of the Company, guarantees the performance of all of the Company's obligations to Employee under this Agreement.

10. Employee's Stock in Coventry. Coventry agrees in the event of its bankruptcy, reorganization, change of control (as hereinafter defined) DE-listing of it in the NASDAQ small capital market listings, or the expiration of the term of this Agreement without extension thereof in writing, Coventry will purchase and redeem Employee's 125,925 shares of stock in Coventry for (i) Seven Hundred Fifty Thousand Dollars; or, (ii) the fair market value of said stock, whichever is greater.

            Employee's option and in his sole and absolute discretion, Employee, alternatively, may elect to transfer his 125,925 shares of Coventry stock to Coventry in exchange for Coventry returning to him all of the issued and previously outstanding stock of Industrial Fabrication & Repair, Inc. (Company). Upon Employee's written notification of his election to reacquire Industrial Fabrication & Repair, Coventry shall convey such stock to Employee following the occurrence of any of the conditions listed in the first paragraph of this
Section 10. Upon the occurrence of such conditions and Employee's election to reacquire Company stock, his Employment Contract with Coventry shall terminate immediately in its entirety. The parties agree that they shall in good faith execute any and all stock certificates or other legal documents reasonably required by counsel for either party which are deemed necessary to consummate this transfer of shares.

         In addition to the reacquisition of Company stock, in the event Employee in his sole and absolute discretion shall elect to exchange his 125,925 shares of Coventry stock for all of the issued and previously outstanding stock of Industrial Fabrication & Repair, the parties agree that in conjunction with such decision, Employee shall also have the option to acquire the real property and improvements located at 2415 Sycamore Drive, Knoxville, Knox County, Tennessee 37931, in exchange for Employee's assumption of all liabilities related to this real property and equipment and $200,000 payable in either cash, a to be negotiated note,or an equivalent number in shares of Coventry stock at 90% of the bid price based on the five day average prior to closing to Coventry.

10.1 Change of Control Defined. For purposes of Article 10 of this Agreement, "change of control" shall be defined as the issuance of more than fifty percent (50%) of the voting control of Coventry. The parties agree and understand that Coventry is presently pursuing acquisitions that will result in such control. As additional consideration with respect to this issue, Employee agrees to participate with the Company in such exchange to facilitate and preserve Coventry's listing on the NASDAQ exchange.

10.2 Anti-dilution Rights. Employee is hereby granted anti-dilution rights in a percentage equal to 225,925 shares divided by the number of common shares outstanding on June 8, 1998 exclusive of common shares issuable under options, warrants, or any convertible security. These rights are not applicable to a change of control or sale of the parent company.

11. Miscellaneous.

11.1 Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, to the following designated representatives of the parties (or such other person as subsequently designated by the parties hereto in writing) at the following addresses:

                  To Coventry:          Coventry Industries, Inc.
                                        777 Glades Road
                                        Suite 211
                                        Boca Raton, Florida 33434
                                        Attn: Robert Hausman



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                  To Company:           Industrial Fabrication & Repair, Inc.
                                        3007 West Industrial Parkway
                                        P. O. Box  50336
                                        Knoxville, Tennessee 37950-0336
                                        Attn: Lester Gann

                  To Employee:          Lester E. Gann
                                        4016 Copper Ridge Road
                                        Knoxville, Tennessee 37931

11.2 Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

11.3 Entire Agreement & Authority. This Agreement constitutes the entire understanding between the parties hereto supersedes all prior and contemporaneous agreements, understandings or communications among the parties hereto concerning the Employment Agreement. Each party hereto represents that the person executing this Agreement on behalf of said party, and that said party, has full power and authority to execute, deliver and perform this Agreement and such other instruments as required herein to consummate the transactions contemplated hereby.

11.4 Modification. This agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the parties hereto or, in the case of a waiver, by the party sought to be charged.

11.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

11.6 Binding Effect/Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the employee but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company.

11.7 Governing Law and Forum. This Agreement shall become valid when executed and accepted by all of the parties hereto. The parties agree that it shall be deemed made and entered into in the State of Tennessee and shall be governed and construed under and in accordance with the laws of the State of Tennessee. Anything in this Agreement to the contrary notwithstanding, Employee shall conduct Employee's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which Employee is located. The parties further expressly agree that jurisdiction and venue for any actions concerning the enforcement, construction or interpretation of this Agreement shall be exclusively in the Chancery Court for Knox County, Tennessee and the parties hereto consent to the personal jurisdiction of said court.

11.8 Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

11.9 Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

11.10 Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

11.11 Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.


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11.12 Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, including expenses and costs.

11.13 Independent Legal Counsel. The parties have either (i) been represented by independent legal counsel in connection with the negotiation and execution of this Employment Agreement, or (ii) each has had the opportunity to obtain independent legal counsel, has been advised that it is in their best interests to do so, and by execution of this Employment Agreement has waived such right.

11.14 Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.


         THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ ALL OF THE TERMS OF THIS AGREEMENT, UNDERSTAND THE AGREEMENT, AND AGREE TO ABIDE BY ITS TERMS AND CONDITIONS, AND THAT THEY ENTER INTO IT OF THEIR OWN FREE WILL.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of date set forth in the first paragraph of this Agreement.

                                       THE COMPANY:

                                       Industrial Fabrication & Repair, Inc.



                                       By:
                                          -------------------------------------

                                       Title:
                                          -------------------------------------



                                       COVENTRY:

                                       Coventry Industries, Inc.




                                       By:
                                          -------------------------------------

                                       Title:
                                          -------------------------------------



                                       EMPLOYEE:


                                          -------------------------------------
                                          Lester E. Gann


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